   As filed with the Securities and Exchange Commission on May 19, 1994
                                         Registration No.  ________________
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TEXAS INDUSTRIES, INC.
            (Exact name of issuer as specified in its charter)

               Delaware                            75-0832210
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)            Identification No.)

          7610 Stemmons Freeway, Suite 200, Dallas, Texas  75247
          (Address of Principal Executive Offices)    (Zip Code)

                 TEXAS INDUSTRIES, INC. STOCK OPTION PLAN
                         (Full title of the plan)

                              Robert C. Moore
                     Vice President - General Counsel
                          Texas Industries, Inc.
                     7610 Stemmons Freeway   Suite 200
                           Dallas, Texas  75247
                  (Name and address of agent for service)

                              (214) 647-6700
       (Telephone number, including area code, of agent for service)

                      Calculation of Registration Fee

                                            Proposed
                                            Maximum       Proposed
                                            Offering      Maximum
  Title of Securities      Amount to be     Price Per     Aggregate          Amount of
   to be Registered        Registered(1)    Unit(2)    Offering Price(2)  Registration Fee
____________________________________________________________________________________________

Common Stock
Par Value - $1.00
per share             1,000,000 shares     $33.00        $33,000,000        $11,379.31

____________________________________________________________________________________________


(1) Plus any additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Computed in accordance with Rules 457 (c) and (h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the shares, as reported by the New York Stock Exchange, on May 18, 1994.


                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

        The documents listed in (a) through (c) below are hereby incorporated by reference into this Registration Statement.
     All documents subsequently filed by Texas Industries, Inc. (the "Company") or the Texas Industries, Inc. Stock Option Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or (15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock, $1.00 par value per share offered hereunder, have been sold or that deregister all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

             (a) The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

             (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

             (c) The description of the Common Stock contained in the Company's registration statement filed pursuant to section 12(b) or (g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.



ITEM 4.   DESCRIPTION OF SECURITIES

     Not Applicable.



ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

 ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees, or agents, against liabilities and expenses incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged liable to such corporation unless the court determines the indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article Eleventh of the Company's Certificate of Incorporation and Section 27 of the Company's Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of the law, (iii) under section 174 (relating to liability of unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eleventh of the Company's Restated Certificate of Incorporation contains a provision whereby the directors and officers of the Company shall be fully protected and indemnified against any personal liability that may arise by reason of any of their acts taken in good faith on behalf or for the benefit of the Company to the fullest extent permitted by the laws of the State of Delaware.

     The above discussion of the Company's Certificate of Incorporation and Bylaws and Sections 102(b)(7) and 145 of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such documents and statutes.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the

Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.



ITEM 8.   EXHIBITS

     4.1  Texas Industries, Inc. Stock Option Plan.

     5.1  Opinion Letter of Legality by Locke Purnell Rain Harrell,
          P.C.

    15.1  Letter regarding Unaudited Interim Financial
          Information by Ernst & Young.

    23.1  Consent of Ernst & Young.

    23.2  Consent of Locke Purnell Rain Harrell, P.C.
          (included in the opinion filed as Exhibit 5.1 to this Registration Statement and is incorporated herein by reference).

    24.1  Power of Attorney (contained on signature pages).



ITEM 9.   UNDERTAKINGS

     I.   The undersigned registrant hereby undertakes:

        A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             1.     To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

             2. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             3. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs I(A)(1) and I(A)(2) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City
of Dallas, State of Texas, on   May 18     , 1994.

                                   TEXAS INDUSTRIES, INC.
                                   (Registrant)




                                   By:   /s/  RICHARD M. FOWLER
                                       ___________________________
                                        Richard M. Fowler
                                        Vice President - Finance

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Rogers, Richard M. Fowler and
James R. McCraw, or any one of them acting alone, his true and lawful attorneys- in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



     Signature                     Title                    Date
     ---------                     -----                    ----

/s/ ROBERT D. ROGERS          President, Chief          May 18, 1994
- --------------------          Executive Officer,
Robert D. Rogers              Director


/s/ RICHARD M. FOWLER         Vice President -          May 18, 1994
- ----------------------        Finance
Richard M. Fowler


/s/ JAMES R. MCCRAW           Vice President -          May 18, 1994
- --------------------          Controller
James R. McCraw


/s/ RALPH B. ROGERS           Chairman of the           May 18, 1994
- --------------------          Board of Directors
Ralph B. Rogers


/s/ ROBERT ALPERT             Director                  May 18, 1994
- -----------------
Robert Alpert


/s/ RICHARD I. GALLAND        Director                  May 18, 1994
- ----------------------
Richard I. Galland


     Signature                     Title                    Date
     ---------                     -----                    ----

/s/ GORDON E. FORWARD         Director                  May 18, 1994
- ---------------------
Gordon E. Forward


/s/ GERALD R. HEFFERNAN       Director                  May 18, 1994
- -----------------------
Gerald R. Heffernan


/s/ IAN WACHTMEISTER          Director                  May 18, 1994
- --------------------
Ian Wachtmeister

                             INDEX TO EXHIBITS

     Exhibit                                                  Sequentially
     Number                                                   Numbered Page
     -------                                                  -------------
       4.1       Texas Industries, Inc. Stock Option Plan.         10



       5.1       Opinion Letter of Legality by Locke               19
                 Purnell Rain Harrell, P.C.



      15.1       Letter regarding Unaudited Interim                22
                 Financial Information by Ernst &
                 Young.



      23.1       Consent of Ernst & Young.                         25


      23.2       Consent of Locke Purnell Rain                     19
                 Harrell, P.C. (included in the
                 opinion filed as Exhibit 5.1 to this
                 Registration Statement).



      24.1       Power of Attorney (contained on                    7
                 signature pages).